UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 13, 2007

SUNESIS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-51531	94-3295878
(Commission File No.)	(IRS Employer Identification No.)

341 Oyster Point Boulevard
South San Francisco, California 94080
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 266-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 13, 2007, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Sunesis Pharmaceuticals, Inc., a Delaware corporation (the “Company”), approved the award of stock options to purchase an aggregate of 390,000 shares of the Company’s common stock under its 2005 Equity Incentive Award Plan, as amended (the “2005 Incentive Plan”), to the named executive officers and in the amounts as set forth below:

Name and Principal Position(s)	Number of Securities Underlying Options Award
James W. Young, Ph.D.	55,000
Executive Chairman
Daniel N. Swisher, Jr.	155,000
President, Chief Executive Officer and Director
Eric H. Bjerkholt	90,000
Senior Vice President, Corporate Development and Finance, Chief Financial Officer
Daniel C. Adelman, M.D.	90,000
Senior Vice President, Development and Chief Medical Officer

All of the above awards have an exercise price of $2.59 per share, which represents the closing price of the Company’s common stock quoted on the NASDAQ Global Market on September 13, 2007, the date of grant, and the resulting fair market value of the common stock as determined by the Committee on such date. The shares subject to the awards shall vest in equal monthly installments over 48 months from the date of grant. The remaining terms and conditions of the awards are set forth in the forms of Stock Option Grant Notice and Stock Option Agreement filed herewith as Exhibit 10.52, and are qualified in their entirety by reference thereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Title
10.52	Forms of Stock Option Grant Notice and Stock Option Agreement under the 2005 Equity Incentive Award Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNESIS PHARMACEUTICALS, INC.

Dated: September 19, 2007
	By:	/s/ Daniel N. Swisher, Jr.
Daniel N. Swisher, Jr.
President, Chief Executive Officer and Director

EXHIBIT INDEX

Exhibit No.	Exhibit Title
10.52	Forms of Stock Option Grant Notice and Stock Option Agreement under the 2005 Equity Incentive Award Plan.